Exhibit 99.1

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

Bretton Woods

Dallas, TX

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Commentary & Highlights

Market Update

•                  Market activity and interest in our Fund’s Dallas metroplex properties improved during the second quarter. Many of the corporations that delayed real estate decisions throughout 2008 and early 2009 have come back to the market and are now researching their alternatives. Although downward pressure on effective rents and continued increases in landlord concessions have negatively impacted short-term potential net operating income (NOI), asking rates are still holding in many submarkets which gives us optimism that we can secure leases that will ultimately be accretive to the property values as we work our way though this market downturn.

•                  In August 2009, the Federal Reserve Bank of Dallas reported that economic activity remained steady in June and July, though at depressed levels. Many industries reported that while demand has stabilized, an economic turnaround is not anticipated in the near future.

•                  Property & Portfolio Research reported in July that office occupancy rates in the Dallas-Fort Worth market continued to fall, as both financial activities and professional and business services employment continued to deteriorate. As a result of the current economy, the Fund’s primary objectives will be to preserve capital and sustain property values while selectively disposing of our properties. The ability to dispose of our properties will be subject to various factors, including the ability of potential purchasers to access debt financing.

•                  CoStar reported that the Dallas-Fort Worth metro office average occupancy rate decreased to 83.1% at the end of the second quarter; this was compounded with a 1.4% decrease in average asking rates for all office space in the metro area to $20.19, as compared to $20.48 reported in the first quarter of 2009. Of the Fund’s 10 real estate assets, nine are located in the Dallas-Fort Worth metropolitan area.

Financial Statements

•                  Total revenues declined for the three months ended June 30, 2009. The continued economic difficulties have resulted in weakening hospitality demand and declining leasing demand. The decline in total revenues was a result of the following:

•                  Rental revenue for the three months ended June 30, 2009 and 2008 was $2.0 million and $3.1 million, respectively. We believe that demand for office space will continue to decline and that rental rates will remain weak at least through the remainder of the current year.

•                  Hotel revenue for the three months ended June 30, 2009 and 2008 was $3.4 million and $4.1 million, respectively, and was comprised of revenue generated by the operations of Hotel Palomar. The hospitality industry continues to be negatively affected by the current economic recession. The national Average Daily Rate (ADR) has declined compared to the prior year, and we expect that Hotel Palomar will continue to experience lower ADR throughout the remainder of 2009.

•                  The Fund’s net operating income (NOI) declined during the second quarter of 2009 to $0.4 million compared to $1.4 million for the second quarter of 2008. The decline was primarily a result of the decline in total revenues, partially offset by a decrease in real estate taxes.

•                  The second quarter ended with a net loss of $3.7 million compared to a net loss of $3.1 million during the same quarter the previous year. This was primarily a result of a quarter-over-quarter decline of $2.3 million in total revenues.

Some numbers have been rounded for presentation purposes.

Bretton Woods Dallas, TX

We continue to remain optimistic while meeting all of our key marketing metrics for this development despite a soft housing market. Bretton Woods is a gated community with exceptional quality custom constructed homes, located in an area of Dallas that offers convenient access to both downtown and the north suburbs. The development continues to draw heavy foot traffic, reaching our targeted demographic. Our development amenities and pricing schedule have resulted in numerous favorable responses from our prospects and the realtor community. We now have five speculative homes that were completed in the second quarter, which were constructed by our exclusive builder, Molthan Luxury Estates (formerly Stephenson Homes). Outside of our development, this submarket has had virtually no new residential construction over the past two years. We believe this combination of factors should allow for positive sales results once the economy stabilizes.

Our target demographic is homeowners seeking to reduce home maintenance while maintaining a high quality of product. We have recently faced the challenge of an oversupply of used homes in the high-end residential housing market, and our targeted potential buyers have not been able to sell their current residences. In June, the Federal Reserve Bank of Dallas reported that real estate sales activity in the Dallas area continues to be well below 2008 levels and that buyer demand in the higher-priced residential sectors of the market remains soft.

In July, we changed our listing agent to Allie Beth Allman & Associates. Our new agent, Ms. Lillie Young, exclusively works with real estate buyers and she has been recognized by both Texas Monthly Magazine as a Texas Real Estate Power Broker, and D Magazine as one of Dallas’ Best Real Estate Agents.

250/290 John Carpenter Irving, TX

We are in the process of trading leasing proposals with six prospective tenants ranging in size from 30,000 square feet to 150,000 square feet. All of these prospective tenants are looking for 2010 occupancy and commencement dates. A number of additional prospects have recently toured the buildings, and we anticipate submitting proposals to them over the next 30 days to 60 days. We are also in the process of assessing refinancing options for the property.

The project has been pre-certified for the Leadership in Energy and Environmental Design for Existing Buildings (LEED-EB) Gold Certification. This designation has played a significant role in the increased leasing activity at the property. Awarded by the U.S. Green Building Council (USGBC), LEED-EB Certification provides third-party verification of an existing facility’s proven environmental sustainability. To qualify for this distinction, a building must meet stringent material and performance standards.

1221 Coit Dallas, TX

1221 Coit is an attractive asset for call center and data center users, offering a number of well-designed amenities plus more than 1,000 surface parking spaces. In 2008, we completed exterior capital improvements, interior lobby upgrades, and created a marketing center on the mezzanine level that overlooks the 1,000-seat call center.

As anticipated, Telvista paid an early termination fee, ending its lease in the first quarter of 2008, which left the building vacant. Leasing interest in this asset continues to be steady. We have submitted lease proposals to five prospects and are in various stages of negotiations with these potential tenants. The lease proposals range in size from 50,000 square feet to 128,000 square feet, and one prospective tenant is also considering the purchase of the asset.

Landmark I & II Dallas, TX

Recent leasing interest for this asset has been steady with eight prospective tenants seeking space for 20,000 square feet to 150,000 square feet. In 2008, two holdover tenants vacated this asset, as anticipated. As a result, Landmark I & II was 35% leased as of June 30, 2009. Once long-term tenants are secured and the debt markets have stabilized, we intend to market this asset for sale.

Plaza Bank Center Dallas, TX

Occupancy at Plaza Bank Center has held steady at 60% for the last two quarters. This 98,800-square-foot retail center continues to face leasing challenges. During the first quarter, we were successful in renewing a 1,100-square-foot lease, though one of our existing tenants terminated its lease. However, we were able to relocate the tenant to the Hotel Palomar’s retail space at higher rental rates, a net positive overall for the Fund. In the second quarter, we secured two additional new leases, for a total of 2,900 square feet that will commence in mid-August.

We remain in discussions with a current tenant that would potentially expand its current 11,000-square-foot space by more than 10,000 square feet over the next six months. In 2007, our anchor tenant, Compass Bank, renewed its 16,000 square foot lease for an additional 10 years—a triple net lease at an average $20 per square foot rent.

5050 Quorum Dallas, TX

Located along the North Dallas Tollway, this 133,799 square foot office building held its occupancy at 79% as of June 30, 2009. We are in final lease negotiations with a 3,000-square-foot tenant, which will commence in the fourth quarter. Several other 1,500- to 3,000-square-foot users have toured the property and we anticipate receiving requests for proposals within the next 30 days.

As will happen with a soft economy, tenants often have excess office space and will try to sublease a portion of their space. 5050 Quorum is no exception, and four tenants are currently marketing their excess space. Should a subtenant be found, we will work hard to extend the subtenant’s lease past the termination date of the existing lease.

Net Operating Income (NOI)(1)

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2009	Jun. 30, 2008	Jun. 30, 2009	Jun. 30, 2008
Total revenues	$5,412	$7,756	$10,587	$16,028
Operating expenses
Property operating expenses	4,308	4,457	8,162	9,580
Real estate taxes, net	401	1,161	1,057	2,093
Property and asset management fees	475	481	929	931
Advertising costs	45	85	146	215
Cost of condominium sales	—	404	—	424
Less: Asset management fees	(235)	(233)	(471)	(464)
Total operating expenses	4,994	6,355	9,823	12,779
Net operating income	$418	$1,401	$764	$3,249

Reconciliation to Net Loss

Net operating income	$418	$1,401	$764	$3,249

Less: Depreciation and amortization	(1,590)	(1,605)	(3,135)	(5,159)
General and administrative expenses	(427)	(262)	(900)	(543)
Interest expense, net	(1,715)	(1,967)	(3,376)	(4,151)
Asset management fees	(235)	(233)	(471)	(464)
Inventory valuation adjustment	—	(258)	—	(1,385)
Provision for income taxes	(73)	(69)	(121)	(132)
Add: Interest income	5	11	11	45
Loss on derivative instrument, net	(89)	—	(272)	—
Loss on sale of assets	—	(2)	—	(2)
Income (loss) from discontinued operations	1	(111)	8	(256)
Net loss	$(3,705)	$(3,095)	$(7,492)	$(8,798)

Cassidy Ridge Residences Telluride, CO

Considerable construction progress was made at Cassidy Ridge over the mild 2008–2009 winter months. Building Two’s exterior was completed, which features two three-bedroom townhomes and one four-bedroom penthouse. The building’s interior is scheduled for completion this winter. Construction has commenced on Building Five which, at an even higher elevation, will have three three-bedroom flats; one three-bedroom townhome; and a large three-bedroom penthouse unit, all connected to an elevator-accessible underground parking structure. Panoramic vistas of Telluride ski runs and the Town of Mountain Village are spectacular at each level of these units, all at 9,500 feet above sea level.

We will kick-off our marketing campaign in time for the upcoming ski season. The 23-unit project is on schedule for completion in the fall of 2010, and we anticipate that its completion will coincide with a recovery of the U.S. economy. Financing for construction is in place allowing us to continue development, even though many competing projects have halted construction entirely because of financing issues.

The unique Telluride region of western Colorado continues to hold its own when compared to other ski resort areas in the United States. We remain optimistic regarding Cassidy Ridge Residences, in spite of the difficulties facing the broader residential real estate market. This development’s exceptional setting provides an advantage in a market that includes extraordinarily high barriers to entry.

Consolidated Balance Sheets

(in thousands, except unit amounts)	Jun. 30, 2009	Dec. 31, 2008

Assets
Real estate
Land	$31,000	$31,000
Buildings and improvements, net	97,623	91,543
Total real estate	128,623	122,543

Real estate inventory, net	53,824	56,033
Cash and cash equivalents	2,409	4,584
Restricted cash	2,670	2,631
Accounts receivable, net	4,652	4,267
Prepaid expenses and other assets	1,054	1,279
Furniture, fixtures, and equipment, net	2,923	3,580
Deferred financing fees, net	669	1,055
Lease intangibles, net	3,601	3,946
Total assets	$200,425	$199,918

Liabilities and Equity
Liabilities
Notes payable	$140,402	$140,717
Note payable to related party	23,523	13,270
Accounts payable	2,763	1,320
Payables to related parties	946	562
Acquired below-market leases, net	60	68
Distributions payable	252	260
Accrued liabilities	5,657	8,351
Capital lease obligations	150	179
Total liabilities	173,753	164,727

Commitments and contingencies

Equity

Partners’ capital
Limited partners – 11,000,000 units authorized, 10,803,839 units issued and outstanding at June 30, 2009 and December 31, 2008	18,536	26,401
General partners	9,208	9,208
Accumulated other comprehensive loss	(245)	(735)
Partners’ capital	27,499	34,874
Noncontrolling interest	(827)	317
Total equity	26,672	35,191
Total liabilities and equity	$200,425	$199,918

(1) Net operating income (NOI), a non-GAAP financial measure, is defined as rental revenue less property operating expenses, real estate taxes, property management fees, advertising costs, and cost of condominium sales. Management believes that NOI provides an accurate measure of the Partnership’s operating performance because NOI excludes certain items that are not associated with management of our properties. NOI should not be considered as an alternative to net income (loss) or an indication of our liquidity. NOI is not indicative of funds available to fund our cash needs or our ability to make distributions and should be reviewed in connection with other GAAP measurements. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

Consolidated Statements of Cash Flows

	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2009	Jun. 30, 2008

Cash flows from operating activities
Net loss	$(7,492)	$(8,798)
Adjustments to reconcile net loss to net cash used in operating activities
Loss on sale of assets	—	2
Depreciation and amortization	3,854	5,959
Inventory valuation adjustment	—	1,385
Loss on derivative instrument, net	272	—
Change in real estate inventory	(4,826)	(1,556)
Change in accounts receivable	(385)	(1,583)
Change in prepaid expenses and other assets	225	(66)
Change in lease intangibles	(23)	(426)
Change in accounts payable	150	628
Change in accrued liabilities	(2,571)	(1,328)
Change in payables or receivables to related parties	384	1,121
Cash used in operating activities	(10,412)	(4,662)

Cash flows from investing activities
Capital expenditures for real estate	(140)	(2,346)
Proceeds from sale of assets	—	236
Change in restricted cash	(39)	(677)
Cash used in investing activities	(179)	(2,787)

Cash flows from financing activities
Proceeds from notes payable	833	13,441
Proceeds from note payable to related party	10,253	3,500
Payments on notes payable	(1,105)	(7,854)
Payments on capital lease obligations	(29)	(27)
Financing costs	(11)	(357)
Distributions	(1,525)	(1,534)
Distributions to minority interest holders	—	(6)
Cash flows provided by financing activities	8,416	7,163

Net change in cash and cash equivalents	(2,175)	(286)
Cash and cash equivalents at beginning of period	4,584	4,907
Cash and cash equivalents at end of period	$2,409	$4,621

Supplemental disclosure
Interest paid, net of amounts capitalized	$2,730	$4,186
Income tax paid	$203	$201

Non-cash investing activities
Amortization of deferred financing fees in properties under development	$—	$11
Capital expenditures for real estate in accrued liabilities	$8	$412
Reclassification of real estate inventory to buildings	$8,086	$—

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2009 and December 31, 2008 and our unaudited, consolidated results of operations and cash flows for the periods ended June 30, 2009 and June 30, 2008. A copy of the Partnership’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, behringerharvard.com, or by written request to the Partnership at its corporate headquarters.

Consolidated Statements of Operations

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands, except per unit amounts)	Jun. 30, 2009	Jun. 30, 2008	Jun. 30, 2009	Jun. 30, 2008

Revenues
Rental revenue	$2,020	$3,112	$4,268	$7,463
Hotel revenue	3,392	4,134	6,319	8,055
Condominium sales	—	510	—	510
Total revenues	5,412	7,756	10,587	16,028

Expenses
Property operating expenses	4,308	4,457	8,162	9,580
Inventory valuation adjustment	—	258	—	1,385
Interest expense, net	1,715	1,967	3,376	4,151
Real estate taxes, net	401	1,161	1,057	2,093
Property and asset management fees	475	481	929	931
General and administrative	427	262	900	543
Advertising costs	45	85	146	215
Depreciation and amortization	1,590	1,605	3,135	5,159
Cost of condominium sales	—	404	—	424
Total expenses	8,961	10,680	17,705	24,481

Interest income	5	11	11	45
Loss on sale of assets	—	(2)	—	(2)
Loss on derivative instrument, net	(89)	—	(272)	—
Loss from continuing operations before income taxes and noncontrolling interest	(3,633)	(2,915)	(7,379)	(8,410)
Provision for income taxes	(73)	(69)	(121)	(132)
Loss from continuing operations before noncontrolling interest	(3,706)	(2,984)	(7,500)	(8,542)

Discontinued operations
Income (loss) from discontinued operations	1	(111)	8	(256)

Net loss	$(3,705)	$(3,095)	$(7,492)	$(8,798)

Noncontrolling interest in continuing operations	573	589	1,155	1,435
Noncontrolling interest in discontinued operations	(9)	41	(11)	96
Net loss attributable to noncontrolling interest	564	630	1,144	1,531

Net loss attributable to Behringer Harvard Short-Term Opportunity Fund I LP	$(3,141)	$(2,465)	$(6,348)	$(7,267)

Amounts attributable to Behringer Harvard Short-Term Opportunity Fund I LP
Continuing operations	$(3,133)	$(2,395)	$(6,345)	$(7,107)
Discontinued operations	(8)	(70)	(3)	(160)
Net loss attributable to Behringer Harvard Short-Term Opportunity Fund I LP	$(3,141)	$(2,465)	$(6,348)	$(7,267)
Basic and diluted weighted average limited partnership units outstanding	10,804	10,804	10,804	10,804

Net loss per limited partnership unit — basic and diluted
Loss from continuing operations attributable to Behringer Harvard Short-Term Opportunity Fund I LP	$(0.29)	$(0.22)	$(0.59)	$(0.66)
Loss from discontinued operations attributable to Behringer Harvard Short-Term Opportunity Fund I LP	—	(0.01)	—	(0.01)
Basic and diluted net loss per limited partnership unit	$(0.29)	$(0.23)	$(0.59)	$(0.67)

Hotel Palomar Dallas, TX

Since the October 2006 opening, Hotel Palomar has established itself as a leader in the market and has quickly become the hotel of choice among business travelers. The hotel continually outperforms the competitive set in occupancy and RevPAR (revenue per available room). Dallas hotels are forecasted to see a RevPAR decline of 15.4%, which is an improvement over national averages.

In March 2009, we began efforts to lease the condominiums at the Residences tower in order to improve the asset’s cash flow. This decision has proven to be positive, and as a result, occupancy has reached 47% at June 30, 2009. Since the beginning of April, we have leased an average of 4.8 units per month. As part of the tenant-leasing program, we have provided incentives for tenants to purchase their leased units at a later date.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the “Fund,” the “Partnership,” “we,” “us,” or “our”) and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, anticipated sales of condominium units, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors section of the Fund’s filing with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

FIRST-CLASS MAIL US POSTAGE PAID ADDISON, TX PERMIT NO. 36
15601 Dallas Parkway, Suite 600
Addison, TX 75001

Date Published 08/09 • IN • 403481
© 2009 Behringer Harvard